                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              UNR INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

[UNR INDUSTRIES LOGO]

UNR INDUSTRIES, INC.
332 South Michigan Avenue
Chicago, Illinois 60604
- ------------------------------------------

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS OF
UNR INDUSTRIES, INC.

- ---------------------------------

To the Stockholders of UNR Industries, Inc.:

Notice is hereby given that the 1996 Annual Meeting of Stockholders ("Annual Meeting") of UNR Industries, Inc., a Delaware corporation ("UNR" or "Company"), will be held at Bank of America Illinois, 231 South LaSalle Street, 21st Floor, Chicago, Illinois, on May 9, 1996, at 10:00 a.m., local time, for the purpose of considering and voting upon:

(1) Election of eight directors to serve until the 1997 Annual Meeting of Stockholders or until their successors are elected and qualify;

(2) Ratification of the appointment of the firm of Arthur Andersen LLP as UNR's independent public accountants for 1996; and

(3) Such other business as may properly come before the Annual Meeting.

The Board of Directors has determined that only UNR stockholders of record at the close of business on March 22, 1996 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available for examination by any such stockholder for any purpose germane to the Annual Meeting for a period beginning April 9, 1996 to the Annual Meeting at The First National Bank of Chicago, One North State Street, 11th floor, Chicago, Illinois 60602. ALL STOCKHOLDERS, WHETHER OR NOT THEY NOW EXPECT TO BE PRESENT AT THE ANNUAL MEETING, ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES USING THE ENVELOPE PROVIDED. Any stockholder present at the meeting may vote personally on all matters before the meeting, and in that event his or her proxy will become void.

Your attention is directed to the following pages for further information relating to the Annual Meeting.

                                          By Order of the Board of Directors

                                          Victor E. Grimm
                                          SECRETARY
Chicago, Illinois
April 3, 1996

UNR INDUSTRIES, INC.
332 South Michigan Avenue
Chicago, Illinois 60604
                                                                   April 3, 1996

- ---------------------------------

PROXY STATEMENT

- ---------------------------------

GENERAL

The enclosed proxy is being solicited on behalf of the Board of Directors (sometimes referred to as the "Board") of UNR Industries, Inc., a Delaware corporation ("UNR" or "Company") for use at UNR's Annual Meeting of Stockholders ("Annual Meeting"), notice of which accompanies this Proxy Statement, and at all adjournments and postponements thereof. The Annual Meeting will be held at Bank of America Illinois, 231 South LaSalle Street, 21st floor, Chicago, Illinois, on May 9, 1996 at 10:00 a.m., local time.

Any stockholder giving a proxy has the power to revoke it at any time prior to exercise thereof by executing a subsequent proxy, by notifying UNR's Secretary of such revocation in a written notice received by him at the above address prior to the Annual Meeting, or by attending the Annual Meeting and voting in person.

Only stockholders of record at the close of business on March 22, 1996 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, 52,389,433 shares of Common Stock were outstanding, constituting the only outstanding voting securities. Stockholders are entitled to one vote for each share of Common Stock held.

A stockholder may, with respect to the election of directors, (i) vote for the election of all eight nominees named herein, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee or nominees with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy. A stockholder may, with respect to each other matter specified in the notice of the meeting, (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. Common Stock will be voted as instructed in the accompanying proxy on each matter submitted to stockholders.

If no contrary instructions are indicated in the proxy, each proxy will be voted FOR the election of the eight nominees to the Board of Directors named below or for a substitute nominee if any of the nominees listed below becomes unable or unwilling to serve, and FOR ratification of the appointment of the firm of Arthur Andersen LLP as UNR's independent public accountants for 1996, and, in the best judgment of the persons named in the proxy as representatives, upon any other matters which may properly come before the Annual Meeting.

A proxy submitted by a stockholder may indicate that all or a portion of the Common Stock represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and not entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Approval of each matter specified in the notice of the meeting requires the affirmative vote of a majority, or in the case of the election of directors, a plurality, of the Common Stock present in person or by proxy at the meeting and entitled to vote on such matter. Accordingly, non-voted shares with respect to such matters will not affect the determination of whether such matters are approved or the outcome of the election of directors. Directions to withhold authority will not affect the outcome of the vote for directors. The Company's By-Laws provide that shares voted to abstain will be counted as present for purposes of determining a quorum but will not be included in calculating the vote on any matter.

The cost of the solicitation of proxies will be borne by UNR. UNR does not expect to pay any compensation for the solicitation of proxies but will reimburse brokers and other persons holding Common Stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to principals and obtaining their proxies

STOCK OWNERSHIP

The following table sets forth information as of March 15, 1996 regarding beneficial ownership of Common Stock by: (i) each person or group that has reported beneficial ownership of more than five percent of the Common Stock outstanding, and (ii) UNR executive officers and directors.

                                                                             COMMON STOCK
                                                                       ------------------------
                                                                        Number of
                                                                         Shares
                                                                       Beneficially   Percent
                                                                        Owned (1)    of Class
                                                                       -----------  -----------
Principal Stockholders
UNR Asbestos-Disease Claims Trust (2) ...............................   29,437,004        56.2%
  100 North Lincolnway
  North Aurora, IL 60542

                                                                             COMMON STOCK
                                                                       ------------------------
                                                                        Number of
                                                                         Shares
                                                                       Beneficially Percent of
                                                                        Owned (1)    Class (3)
                                                                       -----------  -----------
Directors and Executive Officers
Charles M. Brennan, III..............................................        8,975      --
Darius W. Gaskins, Jr................................................       45,975      --
Thomas A. Gildehaus..................................................    1,030,000         2.0%
Henry Grey...........................................................      562,987         1.1%
Victor E. Grimm......................................................      280,370      --
Gene Locks...........................................................       13,292      --
Ruth R. McMullin.....................................................       29,050      --
Thomas F. Meagher....................................................       14,455      --
Robert B. Steinberg..................................................       11,975      --
William J. Williams..................................................       11,000      --
All directors and executive officers as a group......................    2,008,079         3.8%

- ----------
(1) Unless otherwise noted, the persons listed beneficially own all shares set forth opposite their respective names with sole power to vote and dispose of such shares, except Mr. Grey (33,333 shares) and Mr. Meagher (11,967 shares) wherein voting or investment power is shared with others. Mrs. McMullin's total also includes 3,700 shares held by her spouse and 1,155 shares held by her son.

(2) The Trustees of the Trust are John H. Laeri, Jr., Chairman, James J. McMonagle, Vice Chairman, Michael E. Levine, Charles W. Murdock and David S. Schrager. The Trustees, are deemed to share beneficial ownership of the 29,437,004 Trust shares because they collectively possess the sole power to vote and dispose of the Trust shares on behalf of the Trust, except that the United States Bankruptcy Court for the Northern Division of Illinois must approve sales of Trust shares.

(3) Percentage ownership is not shown for directors or officers owning less than one percent of the outstanding Common Stock.

MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

PROPOSAL 1:  ELECTION OF DIRECTORS

The eight persons listed below under "Background Information Regarding Nominees" have been selected as nominees for election as directors by the Board of Directors and, if elected, will serve until the next annual meeting or until their successors are elected and qualify. UNR has been advised by the Trust that it intends to vote its Common Stock for the election of the entire slate of nominees listed below.

BACKGROUND INFORMATION REGARDING NOMINEES

The table below sets forth the names of the nominees for director, their principal occupations during the last five years and certain other information.

                              Director                    Principal Occupations for the Last Five Years,
      Name of Nominee          Since     Age              Other Directorships and Committee Assignments
- ----------------------------  --------   ---  ----------------------------------------------------------------------
Charles M. Brennan, III.....    1989     54   Chairman and Chief Executive Officer of MYR Group, Inc., an electrical contracting firm (October 1989 to present); Secretary of UNR (July
                                                1990 to September 1992). Other directorships: MYR Group, Inc.;
                                                Control Devices, Inc., a supplier of sensor controls;
                                                Holbrook-Patterson, Inc., an educational equipment manufacturer;
                                                Chair of UNR's Audit Committee and member of the Executive
                                                Committee.
Darius W. Gaskins, Jr.......    1990     56   Co-Founding Partner, Carlisle, Fagan, Gaskins & Wise Inc., a
                                                management consulting firm (May 1993 to present); Partner, High
                                                Street Associates, a management and investment firm (June 1991 to present); Chairman, Leaseway Transportation Corp., a distribution services provider (December 1994 to April 1995); Visiting Professor,
                                                Kennedy School of Government, Harvard University (September 1989 to
                                                June 1991); President and Chief Executive Officer, Burlington
                                                Northern Railroad, a national railroad operating company (December
                                                1985 to April 1989). Other directorships: Northwestern Steel and
                                                Wire Company, a producer of steel and wire products; Sapient
                                                Corporation, a software company. Chair of UNR's Compensation
                                                Committee, and member of the Executive Committee.
Thomas A. Gildehaus.........    1992     55   President and Chief Executive Officer of UNR (July 1992 to present);
                                                Executive Vice-President and Director of Deere & Company, maker of agricultural, construction and grounds care equipment (April 1982 to
                                                April 1992). Other directorships: Bank of America Illinois, a banking company; Isys Controls Inc., a manufacturer of scanning devices. Chair of UNR's Executive Committee.

                              Director                    Principal Occupations for the Last Five Years,
      Name of Nominee          Since     Age              Other Directorships and Committee Assignments
- ----------------------------  --------   ---  ----------------------------------------------------------------------
Gene Locks..................    1989     58   Chairman of the Board of UNR Industries, Inc. (May 1991 to present);
                                                Founding partner, Greitzer & Locks, attorneys; Chairman of the
                                                Official Creditors Committee of Asbestos-Related Plaintiffs in the
                                                UNR Bankruptcy Court proceedings (July 1982 to May 1989); Member of
                                                Trustees Advisory Committee to UNR Asbestos-Disease Claims Trust
                                                (June 1989 to present); Chairman, Asbestos Victims' Special Fund
                                                Trust (November 1988 to present). Member of UNR's Executive and
                                                Compensation Committees.
Ruth R. McMullin............    1990     54   Management Fellow (faculty member) Yale School of Management (August
                                                1994 to 1995); President and Chief Executive Officer, Harvard
                                                Business School Publishing Corporation (November 1991 to April
                                                1994); President and Chief Executive Officer (March 1989 to May
                                                1990), Executive Vice President and Chief Operating Officer (April
                                                1987 to March 1989) and Director (June 1986 to May 1990) of John
                                                Wiley & Sons, Inc., a publishing and training company. Other directorships: Bausch & Lomb, Inc., a health care and optics company; Middlesex Mutual Assurance Company, a property and casualty insurance company; Secure Technologies, Inc., a distance monitoring company. Member of UNR's Audit Committee.
Thomas F. Meagher...........    1989     65   Chairman and principal stockholder of Howell Tractor and Equipment
                                                Company, a distributor of heavy-duty construction equipment;
                                                Chairman, Continental Air Transport Company, Inc., an airport transfer company (1964 to 1994); Chairman of Tri-County Equipment
                                                Company, a distributor of golf cart equipment, (1989 to 1993). Other directorships: Howell Tractor and Equipment Company; Greyhound
                                                Lines, Inc., a national intercity bus transportation company
                                                (1991-1995); TransWorld Airlines, an international air carrier.
                                                Member of UNR's Audit Committee.
Robert B. Steinberg.........    1989     67   Partner, Rose, Klein and Marias, attorneys; Member of the Official
                                                Creditors Committee of Asbestos-Related Plaintiffs in the UNR
                                                Bankruptcy Court proceedings (June 1982 to May 1989); Member of
                                                Trustees Advisory Committee to UNR Asbestos-Disease Claims Trust
                                                (June 1989 to present). Member of UNR's Compensation Committee.

                              Director                    Principal Occupations for the Last Five Years,
      Name of Nominee          Since     Age              Other Directorships and Committee Assignments
- ----------------------------  --------   ---  ----------------------------------------------------------------------
William J. Williams.........    1990     67   Retired Chairman (August 1986 to September 1993) and Chief Executive
                                                Officer (August 1986 to November 1991) of The Huntington National
                                                Bank. Other directorships: Huntington Bancshares Incorporated, a bank holding company; Centerior Energy Corporation, a public utility holding company; Republic Engineered Steels, Inc., a producer of bar and specialty steel. Member of UNR's Compensation Committee.

DIRECTORS' COMPENSATION

UNR employees who serve as directors of UNR receive no compensation for such services. Non-employee directors of UNR are paid compensation at an annual rate of $30,000 (the Chairman receives $50,000), payable in quarterly installments. Non-employee directors have the right to receive all or part of their annual compensation in shares of restricted Common Stock of the Company. Non-employee directors receive $1,000 for each Board meeting or meeting of a committee of the Board which they attend in person or by telephone. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with such meetings.

BOARD MEETINGS; BOARD COMMITTEE FUNCTIONS AND COMPOSITION

The Board of Directors met ten times during 1995. The Board has an Audit Committee, a Compensation Committee and certain other committees. The Board does not have a standing Nominating Committee. During 1995, no incumbent director attended (in person or by telephone) fewer than 80% of the aggregate of (1) the total number of meetings of the full Board during the period he or she served as a director and (2) the total number of meetings held by all committees of the Board on which he or she served during such period.

The Audit Committee consisted of Charles M. Brennan, III (Chair), Ruth R. McMullin and Thomas F. Meagher. The Audit Committee makes recommendations to the full Board of Directors regarding engagement of independent public accountants; reviews and approves the scope of independent audits and the fees and other arrangements regarding such services; reviews the results of the annual audit with the independent public accountants; and generally reviews the adequacy of UNR's accounting systems, internal accounting controls and applications of accounting policies to new or unusual circumstances. The Audit Committee met twice during 1995.

The Compensation Committee consisted of Darius W. Gaskins, Jr. (Chair), Gene Locks, Robert B. Steinberg and William J. Williams and has responsibility for considering and making recommendations to the full Board of Directors regarding officers' compensation and benefits and UNR's organizational structure. The Compensation Committee met twice during 1995.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table sets forth the total cash and non-cash compensation in each of the last three years for the Company's executive officers.

                                         Annual Compensation       Long Term Compensation
                                      --------------------------  -------------------------
                                                         Other
                                                         Annual   Restricted    Securities
                                                        Compen-      Stock      Underlying
                                      Salary    Bonus    sation     Awards        Options         All Other
Name and Principal Position     Year    ($)    ($)(1)    ($)(2)     ($)(3)        (#)(4)       Compensation($)
- ------------------------------  ----  -------  -------  --------  -----------   -----------   -----------------
Thomas A. Gildehaus...........  1995  375,000  300,000  324,091      --            --             71,107 (5)
  President and Chief           1994  375,000  335,000  119,090     163,125        --             70,126 (5)
  Executive Officer             1993  337,500  330,000    --        142,500        --             49,883 (5)
Henry Grey....................  1995  190,100  130,000  180,051      48,491        --             32,763 (6)
  Senior Vice-President and     1994  190,100  131,000   66,161      59,375        --             30,972 (6)
  Chief Financial Officer       1993  176,199  100,000    --         63,649        --             38,437 (6)
Victor E. Grimm...............  1995  182,000   85,000   90,025      44,898        --             28,254 (6)
  Vice-President                1994  182,000   85,000   33,081      56,875        --             26,373 (6)
  General Counsel               1993  161,875   95,000    --         57,195        --             13,432 (6)
  and Secretary

- ------------
(1) Bonus payments are made pursuant to the terms of the UNR Key Management Incentive Variable Compensation Plan.

(2) Represents imputed annual interest at 7 3/4% (the prime rate on the date of the loans) on interest-free loans to purchase stock under the 1994 Executive Stock Purchase Plan described under "Transactions with Management" on page 13.

(3) Restricted Stock Awards are made pursuant to the terms of the UNR Industries, Inc. 1992 Restricted Stock Plan. The stock is valued at the closing price of the stock on the National Association of Securities Dealers, Inc.'s Automated Quotation/ National Market System ("NASDAQ/NMS") on the date of the award. On December 31, 1995, Mr. Gildehaus held 50,000 shares of restricted stock valued at $431,250. Mr. Gildehaus is entitled to receive all dividends on restricted stock held by him. Mr. Gildehaus' restricted stock is vested at the time of the award subject to forfeiture within three years from the date of the award in the event of termination of his employment by the Company for cause or by voluntary resignation. The forfeiture restriction terminates as to a prorated portion of shares in the event of a termination by the Company without cause or termination by Mr. Gildehaus for good reason. The number of shares and the value of the restricted stock held by Mr. Grey and Mr. Grimm, respectively, on December 31, 1995 was 26,321 shares valued at $227,018 and 24,370 shares valued at $210,191. Messrs. Grey and Grimm are entitled to receive regular dividends on restricted stock held by them; extraordinary dividends are paid in the form of additional restricted stock. Vesting occurs after five years of continuous employment.

(4) No stock options were granted to executive officers in the years 1993, 1994 and 1995.

(5) The amounts shown for 1993, 1994 and 1995 include the Company's contributions to Mr. Gildehaus' 401(k) plan of $3,148, $2,703 and $3,234, respectively; contributions to Mr. Gildehaus' account in the UNR Employees Profit Sharing Plan of $16,606, $13,500 and $13,500, respectively; contributions to Mr. Gildehaus' account in the UNR Industries, Inc. Supplemental Executive Retirement Plan of $27,269, $49,950 and $50,400, respectively; and annual life insurance premiums of $2,860, $3,973 and $3,973, respectively.

(6) The amounts shown include the Company contributions to the individual's 401(k) plan and contributions to his account in the UNR Employees' Profit Sharing Plan and the UNR Industries, Inc. Supplemental Executive Retirement Plan. For Mr. Grey, the Company contributions to the 401(k) plan for the years 1993, 1994 and 1995 were $3,148, $2,703 and $3,234, respectively;
     contributions to the Profit Sharing Plan for the years 1993, 1994 and 1995 were $16,606, $13,500 and $13,500, respectively; and the contributions to the Supplemental Executive Retirement Plan for 1993, 1994 and 1995 were $18,683 and $14,769 and $16,029, respectively. For Mr. Grimm, the Company's contributions to the 401(k) plan for 1993, 1994 and 1995 were $1,574, $2,703 and $3,234, respectively; the contributions to the Profit Sharing Plan for the years 1993, 1994 and 1995 were $11,858, $13,500 and $13,500, respectively; and the contribution to the Supplemental Executive Retirement Plan for 1994 and 1995 were $10,170 and $11,520, respectively.

                            ------------------------

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

                            ------------------------

The Compensation Committee is composed of four independent directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee formulates the compensation policy and structure for executive officers, reviews salary and bonus recommendations for those officers and submits its recommendations to the full Board of Directors for approval. The Compensation Committee is solely responsible for determining long-term incentive compensation granted to executive officers under the stock option, restricted stock and other long-term incentive plans previously approved by the stockholders.

In formulating and implementing compensation programs, it has been the philosophy of the Compensation Committee that a substantial portion of executive compensation should be related to the Company's financial performance. Accordingly, compensation programs have been structured to include incentives based on measures of the Company's financial performance. The compensation programs for executive officers consist of base salary and short-term and long-term incentive compensation plans, all as described in the following paragraphs.

BASE SALARY

The Committee annually reviews the base salary of each executive officer. In determining salary adjustments, the Committee considers individual job performance, length of employment, level of responsibility and information supplied by an independent compensation consulting firm concerning the average compensation levels of executive officers in a large group of companies statistically adjusted for a company with annual sales of approximately $400 million ("Compensation Peer Group"). The Committee believes that the Compensation Peer Group is a more appropriate comparison for compensation purposes than the peer group used for computing total shareholder return which includes firms of substantially larger size than the Company. The Chief Executive Officer's base salary is reviewed annually on July 1. In accordance with the Committee's decision to emphasize long-term incentives, no adjustment was made to the Chief Executive Officer's base salary level in 1995. The base salary levels of the other executive officers are reviewed on a calendar year basis. Base salaries for these officers for 1995 were also maintained at 1994 levels. Based upon the Compensation Committee's analysis and upon the information provided by an independent compensation consultant, the Committee believes that the 1995 base salary of the Company's Chief Executive Officer is approximately 11.5% below the average, and the base salaries of the other executive officers are approximately at or slightly above the average of firms in the Compensation Peer Group.

SHORT-TERM INCENTIVES

A significant part of short-term executive compensation is based on the Key Management Incentive Variable Compensation Plan (the "Short-Term Incentive Plan") which provides for a bonus consisting of a percentage of base salary related to specific measures of the Company's performance. For fiscal year 1995, the Short-Term Incentive Plan included the following three components, each of which was accorded equal weight: (a) operating profit, (b) return on assets, and
(c) cash flow. The amount of bonus awarded is based on the Company's performance in each of these categories in relation to the Company's operating budget approved at the beginning of each year by the Board of Directors. The amounts earned by executive officers are computed on a sliding scale beginning with a percentage of base salary (ranging from 20% to 33.3% depending on the executive's position) for achieving 80% of the budget amount for each component and increasing to a larger percentage of base salary (ranging from 50% to 100%) for achieving 120% of the budget amount. In 1995, target levels were exceeded for each of the Company performance factors. In the aggregate, 1995 bonuses for executive officers represented 90% of their total bonus opportunity under these performance factors. In addition to these performance factors, 25% of the Chief Executive Officer's bonus opportunity is based on the achievement of annual personal goals, which are more fully described below. The Committee also has the discretion under the Short-Term Incentive Plan to adjust the amount of the bonus up to 20% based on individual performance during the year. This discretionary component allows the Compensation Committee to recognize achievements in job performance not directly reflected in the other components. In the aggregate, discretionary bonuses for executive officers represented 3% of their total discretionary bonus opportunity in 1995.

LONG-TERM INCENTIVES

The Company's long-term incentive plans consist of Stock Option Plans, a Restricted Stock Plan and a Stock Purchase Plan. Pursuant to the Stock Purchase Plan, the executive officers of the Company purchased a total of 1,650,000 shares of common stock from the Company in 1994. The Committee believes that this level of stock ownership, along with previous stock awards under the Restricted Stock Plan, constitutes an appropriate level of ownership by senior management and significantly enhances the incentive of these executive officers to manage the Company to benefit all stockholders. In 1995, no new grants or awards were made to named executive officers under the Restricted Stock Plan or the Stock Option Plan and no stock was sold to them under the Stock Purchase Plan, but, pursuant to the terms of restricted stock awards for previous years, extraordinary dividends on Common Stock resulted in additional awards of restricted stock to Messrs. Grey and Grimm of 7,163 and 6,632 shares, respectively.

CHIEF EXECUTIVE OFFICER COMPENSATION

Thomas A. Gildehaus became President and Chief Executive Officer of the Company on July 1, 1992. At that time, the Company entered into an employment agreement with Mr. Gildehaus for a term of three years. In 1995 Mr. Gildehaus' employment arrangement was extended. The terms of this arrangement for the period July 1, 1995 through July 1, 1998 include an annual review of base salary, participation in applicable short-term and long-term incentive plans, life insurance and disability benefits. Effective July 1, 1993 Mr. Gildehaus' annual base salary rate was established at $375,000. In keeping with the Committee's philosophy of emphasizing incentive based compensation, no adjustment was made in this salary level for 1994 or 1995. While Mr. Gildehaus' 1995 base salary is approximately 11.5% below the average base compensation level for Chief Executive Officers in the Compensation Peer Group, the Company's bonus program provides the opportunity to meet or exceed the average bonus level of Chief Executive Officers in the Compensation Peer Group, depending on the Company's performance.

Mr. Gildehaus' employment arrangement provides for an incentive bonus based on the Company's Short-Term Incentive Plan and on the attainment of performance goals established on an annual basis by mutual agreement between Mr. Gildehaus and the Compensation Committee. For fiscal year 1995, 75% of Mr. Gildehaus' bonus award was based on the Company's performance in relation to the Short-Term Incentive Plan factors of operating profit, return on assets, and cash flow. The Short-Term Incentive Plan targets were exceeded in 1995 for each of these components. In addition to the foregoing factors, Mr. Gildehaus' performance was evaluated in relation to specific goals established for 1995, which included development and implementation of a plan for the sale of all or a substantial part of the Company, development of the ability of the Rohn Division to achieve significant growth, and restoration of Real Time Solutions, Inc. to acceptable levels of profitability and growth. These factors are not ranked or weighted, and Mr. Gildehaus' performance in relation to them is subjectively assessed by the Committee. Mr. Gildehaus was awarded $300,000 or 80% of his total bonus opportunity in 1995. The Committee also has discretion under the Short-Term Incentive Plan to adjust the Chief Executive Officer's bonus up to 20%. The Committee did not award him any discretionary bonus for 1995.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

The Committee has considered the effect of Section 162(m) of the Internal Revenue Code, which limits the tax deduction to $1 million for compensation paid to the top five executive officers unless certain requirements are met. The Committee does not expect that any executive officer's compensation is likely to exceed $1 million except as a consequence of dividends that might be paid on stock held by the Chief Executive Officer under the Restricted Stock Plan or imputed interest on loans to purchase Company stock under the 1994 Executive Stock Purchase Plan. Accordingly, the Committee concluded not to make any changes in the Company's existing compensation programs at this time. The Committee will continue to consider the impact of Section 162(m) and to assess alternatives to minimize or eliminate any loss of tax deductions in future years consistent with the objectives of the Company's executive compensation programs.

                                          Compensation Committee

                                          Darius W. Gaskins, Jr., Chair
                                          Gene Locks
                                          Robert B. Steinberg
                                          William J. Williams

COMPANY PERFORMANCE GRAPH

The following performance graph compares the Company's total stockholder return on its Common Stock for a five year period (December 31, 1990 to December 31, 1995) with the cumulative total return of the Standard & Poor's 500 Stock Index and a peer group of companies which comprise the Standard & Poor's Manufacturing (Diversified Industries) Index. This graph assumes an investment of $100 on December 31, 1990 and reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             UNR INDUSTRIES      S&P 500      S&P MFG (DIV INDS)
1990                      $100        $100                    $100
1991                      $136        $130                    $123
1992                      $272        $140                    $133
1993                      $354        $154                    $161
1994                      $346        $156                    $167
1995                      $674        $215                    $235

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL AGREEMENTS

EMPLOYMENT AGREEMENT -- THOMAS A. GILDEHAUS

On July 1, 1992, Mr. Thomas A. Gildehaus was elected President and Chief Executive Officer of UNR. UNR entered into an employment agreement with Mr. Gildehaus having a term of three years. Effective July 1, 1995, Mr. Gildehaus' employment arrangement was extended for an additional three year period. Under this arrangement, Mr. Gildehaus' base salary will be reviewed by the Compensation Committee on an annual basis. Mr. Gildehaus participates in the short-term and long-term management incentive compensation plans of the Company. In the event Mr. Gildehaus is terminated by UNR other than for cause, death or disability or in the event Mr. Gildehaus terminates his employment for good reason, as defined in the agreement, he is entitled to receive a lump sum cash payment equal to accrued salary and a proportionate share of bonus for the year in which termination occurs. In addition, Mr. Gildehaus is to receive for severance pay in an amount equal to 150% of the then current annual base salary if a termination occurs prior to a Change in Control of the Company (substantially as defined below). Under the agreement, Mr. Gildehaus will receive disability income equal to 60% of the then current annual base salary during any period of disability and life insurance having a basic death benefit of $450,000. Mr. Gildehaus is also entitled to participate in all retirement, short-term and long-term disability, life insurance, accident insurance and any other benefit plans maintained by the Company for senior executives.

CHANGE OF CONTROL AGREEMENTS

On March 5, 1993, UNR entered into Change of Control Agreements ("Control Agreements") with named executive officers, Henry Grey and Victor E. Grimm, and on July 1, 1995, the Company entered into a Control Agreement with Thomas A. Gildehaus. These Agreements are for a term of three years, subject to renewal for additional three year terms. On March 5, 1996, the Control Agreements of Messrs. Grey and Grimm were renewed for additional three year terms. A Change of Control includes (i) the acquisition by any person or group acting in concert of beneficial ownership of 50% or more of the Company's outstanding shares, with certain exceptions, (ii) a change in the composition of the Company's Board of Directors in any 24-month or less period such that a majority of the directors serving at the end of the period were not serving at the beginning of the period, unless at the end of the period the majority of the directors in office were nominated upon the recommendation of a majority of the Board at the beginning of the period, or (iii) approval by stockholders of a merger, consolidation or similar transaction (as to which those stockholders immediately prior to such transaction are not the owners of more than 50% of the resulting corporation's outstanding voting stock after such event) or the sale of all or substantially all of the Company's consolidated assets.

If, during the term of these Control Agreements, a Change of Control occurs, and within a two year period from the date of such Change of Control, either (i) the executive's employment with the Company is terminated by the Company other than for cause or on account of the executive's death, permanent disability or retirement, or (ii) the executive resigns for good reason, then the Company is required to pay to the executive a severance payment in an amount equal to three times the total of the executive's annual base salary (and in the case of Messrs Grey and Grimm, base salary plus the target bonus) for the year in which termination occurs; provided that in no event may the total amount of the severance payment exceed 2.99 times the five year average W-2 income of the executive. The severance payment shall be payable in a single lump sum payable within 30 days of the termination of employment or resignation.

In addition to the severance payment, the Company is required to provide health, disability and life insurance in accordance with the plans maintained by the Company for executives for a period of three years from the date of termination of the executive's employment, provided that health, disability and life insurance benefits cease if the executive becomes employed during such period and receives similar benefits in connection with such employment.

During employment and for a period of one year after the termination of employment for any reason, the executive may not enter into, be connected with, or work for an individual, firm or corporation which is then in substantial competition with the Company in the United States.

TRANSACTIONS WITH MANAGEMENT

Pursuant to the UNR Industries, Inc. 1994 Executive Stock Purchase Plan, Thomas
A. Gildehaus, President and Chief Executive Officer, Henry Grey, Senior Vice President and Chief Financial Officer and Victor E. Grimm, Vice President, Secretary and General Counsel of the Company purchased a total of 1,650,000 shares of Common Stock of the Company on September 9, 1994 at a price of $5.525 per share. The purchase price was the average of the average of the reported high and low prices for the Company's Common Stock on the NASDAQ/NMS on each of the five trading days preceding the purchase. Shares were paid for in cash in the amount of the par value of the shares ($.01 per share) and the balance in promissory notes due in three years. The notes are interest free (although for tax purposes interest is imputed), except that in the event that a participant resigns from the Company or is terminated for cause, the notes become due and interest at the applicable Federal rate under Section 1274 of the Internal Revenue Code is applied retroactively from the date of the notes. If the shares are sold prior to the expiration of three years other than in connection with a Change in Control (as defined on page 12), interest is applied retroactively from the date of the note at the applicable Federal rate. Dividends and distributions on the shares, after reduction for Federal and state taxes, must be paid to the Company to be applied to the principal of the notes. The notes are limited recourse in that, if the stock is insufficient to satisfy the loan balance at maturity, the participant can tender the shares in partial payment of the notes and is personally liable for that portion of the deficiency that exceeds 25% of the loan balance (before applying the security). The Company's recourse is limited to the shares if the participant dies, becomes disabled or is terminated without cause, if there is a Change in Control of the Company or if the Company exercises its option to apply the shares to the notes upon the participant's resigning or being terminated for cause. The amounts of the promissory notes executed by Messrs. Gildehaus, Grey and Grimm on the date of the foregoing transactions were $4,963,500, $2,757,500 and $1,378,750, respectively. During 1995, dividends on UNR stock applied to these notes reduced the outstanding principal amounts to $3,013,560, $1,674,200 and $837,100, respectively.

Victor E. Grimm, Vice President, Secretary and General Counsel of UNR, is a partner in the law firm of Bell, Boyd & Lloyd which provided certain legal services to UNR in 1995. In 1995 the aggregate amount of legal fees for these services was $50,075. These fees were excluded from Mr. Grimm's profit participation at the law firm.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT
             OF INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP has served as independent public accountants for UNR (and its predecessors) for the past 33 years. The Board of Directors has retained this firm as UNR's independent public accountants for its current fiscal year, subject to ratification by Stockholders at the Annual Meeting. Although submission of this proposal to a vote of Stockholders is not required by law, management believes that such action is appropriate because the independent public accountants ultimately are responsible to the Stockholders. The Board of Directors unanimously recommends a vote FOR this Proposal. In the event, however, that such approval is not given, the Board will consider the appointment of other independent public accountants. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. UNR has been advised by the Trust that it intends to vote its shares for ratification of Arthur Andersen LLP as independent public accountants for UNR.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's Securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of such reports received by it, the Company believes that during 1995 its executive officers, directors and greater than 10% Stockholders have complied with applicable filing requirements, except that a reporting form concerning one transaction was filed late by Thomas F. Meagher, a director

STOCKHOLDER PROPOSALS; OTHER MATTERS

Stockholder proposals for inclusion in proxy materials for the 1997 Annual Meeting of Stockholders should be addressed to UNR's Secretary, 332 South Michigan Avenue, Chicago, Illinois 60604, and must be received on or before December 3, 1996.

The Company's By-Laws specify procedures for notifying the Secretary of business to be properly brought before any meeting of Stockholders. A copy of the By-Laws may be obtained from UNR's Secretary.

At this time, the Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting other than those presented above in this Proxy Statement. If any other business should properly come before the Annual Meeting, votes may be cast with respect to such matters in accordance with the best judgment of the person or persons acting under the proxy.

                                          By Order of the Board of Directors

                                          Victor E. Grimm
                                          SECRETARY
Chicago, Illinois
April 3, 1996

ANY STOCKHOLDER MAY OBTAIN A COPY OF UNR'S 1995 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE BY WRITING TO UNR INDUSTRIES, INC. AT 332 SOUTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60604,
ATTENTION: HENRY GREY, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER.

UNR INDUSTRIES, INC.
332 SOUTH MICHIGAN AVENUE                          PROXY/VOTING INSTRUCTION CARD
CHICAGO, ILLINOIS  60604
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Gene Locks and Thomas A. Gildehaus and each of them, as the proxies and representatives of the undersigned, with full power of substitution, to vote all of the shares of common stock of UNR Industries, Inc. which the undersigned would be entitled to vote, with all powers which the undersigned would have if personally present, at the Annual Meeting of Stockholders to be held on May 9, 1996 and at any adjournment or postponement thereof, as designated on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                    PLEASE SIGN AND DATE ON THE REVERSE SIDE
  AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE AS PROMPTLY AS POSSIBLE.

     PLEASE MARK YOUR
/X/  VOTES AS IN THIS
     EXAMPLE.

- --------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
- --------------------------------------------------------------------------------


1.   ELECTION OF DIRECTORS

     FOR all nominees listed on the reverse       WITHHELD as to
     side, except as listed below                 ALL Nominees

               /  /                                    /  /

     To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line below.


     ---------------------------------------------------------------------------

                                             FOR       AGAINST        ABSTAIN

2.   Proposal to ratify the appointment
     of Arthur Andersen LLP as               / /         / /            / /
     independent public accounts of
     UNR Industries Inc.

3.   In their discretion, the proxies and
     representatives are authorized to       / /         / /            / /
     vote upon such other business as
     may properly come before this
     meeting.


NOTE: Please sign exactly as name(s) appear(s) below. If shares of common stock are held in the name of more than one person, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



- --------------------------------------------------------------------------------
Signature                                                             Date(s)


- --------------------------------------------------------------------------------
Signature                                                             Date(s)